Exhibit 99.1

Kingsway Completes Sale of Texas Railyard for

$21.4 Million of Net Cash Proceeds to The Company

CHICAGO, Dec. 29, 2022 /CNW/ - (NYSE: KFS) Kingsway Financial Services Inc. ("Kingsway" or the "Company") today announced it has closed on the sale of the railyard it owns in Texas. TRT Leaseco, LLC, an indirect subsidiary of the Company and direct owner of the railyard, completed the sale to BNSF Dayton LLC, who also assumed the mortgage. The total sales price was $215.2 million – consisting of $44.5 million cash and $170.7 million of mortgage assumption – netting proceeds of $21.4 million to Kingsway after taxes, fees and distribution to the minority shareholder. John T. Fitzgerald, President and Chief Executive Officer of Kingsway, commented, "The sale of the railyard is a major milestone in monetizing our legacy assets and simplifying our balance sheet. With this sale – along with the previously announced sale of Flower Portfolio – our notes payable and subordinated debt as of December 31, 2022 will be $183.2 million lower (or 70%) than it was as of September 30, 2022." Net proceeds from the sale are expected to be used in furtherance of exercising Kingsway's options to repurchase its TruPs subordinated debt and other corporate purposes. Kingsway has options to repurchase $51.8 million fair value (or $75.5 million principal value) of its subordinated debt and $19.2 million of deferred interest (both as of September 30, 2022) for a total of $59.4 million. If Kingsway were to exercise its options in full, then – along with the railyard and Flower Portfolio sales – the remaining notes payable would be $16.4 million (value as of September 30, 2022), which is non-recourse to Kingsway, and the remaining subordinated debt, inclusive of deferred interest, would be $14.3 million (value as of September 30, 2022).

About the Company

Kingsway is a holding company that owns or controls subsidiaries primarily in the extended warranty, business services, asset management and real estate industries. The common shares of Kingsway are listed on the New York Stock Exchange under the trading symbol "KFS."

Forward-Looking Statements

This press release may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects," "believes," "anticipates," "intends," "estimates," "seeks" and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of any such words does not mean that a statement is a not a forward-looking statement. Such forward- looking statements relate to future events or future performance, but reflect Kingsway management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements, including as a result of the COVID 19 pandemic. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled "Risk Factors" in the Company's 2021 Annual Report on Form 10-K and subsequent Form 10-Qs and Form 8-Ks filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information

Additional information about Kingsway, including a copy of its Annual Reports can be accessed on the EDGAR section of the U.S. Securities and Exchange Commission's website at www.sec.gov, on the Canadian Securities Administrators' website at www.sedar.com, or through the Company's website at www.kingsway-financial.com

For Further Information:

Hayden IR

James Carbonara

(646)-755-7412

james@haydenir.com

Kingsway Financial Services, Inc.

Kent Hansen, CFO

312-766-2163

khansen@kingsway-financial.com